Exhibit 23.1

Consent of Hansen, Barnett & Maxwell, Certified Public Accountants



HANSEN, BARNETT & MAXWELL                                    (801) 532-2200
A Professional Corporation                                 Fax (801) 532-7944
CERTIFIED PUBLIC ACCOUNTANTS                           5 Triad Center, Suite 750
                                                      Salt Lake City, Utah 84180
                                                                 www.hbmcpas.com







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
Wine Purveyors International, Inc.


As independent certified public accountants, we hereby consent to the use of our report dated March 9, 2004 with respect to the December 31, 2003 and September 30, 2003 financial statements of Wine Purveyors International, Inc. included in this Registration Statement on Form SB-2/A, and consent to the use of our name in the "Experts" section of this Registration Statement.




                                                  HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
April 15, 2004